As filed with the Securities and Exchange Commission on September 2, 2020.

Registration Statement No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAXEON SOLAR TECHNOLOGIES, LTD.

(Exact name of registrant as specified in its charter)

Singapore	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Maxeon Solar Technologies, Ltd. 8 Marina Boulevard #05-02 Marina Bay Financial Centre 018981, Singapore +65 6338 1888	Corporation Service Company 1180 Avenue of the Americas, Suite 210 New York, New York 11036-8401 800-927-9800
(Address and telephone number of Registrant’s principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:

Randi C. Lesnick, Esq.

Bradley C. Brasser, Esq.

Jones Day

250 Vesey Street

New York, New York 10281

Tel: (212) 326-3452

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Per Unit Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Ordinary Shares, no par value (3)				$
Preferred Shares, no par value (3)				$
Warrants (3)				$
Rights (3)				$
Purchase Contracts (3)				$
Debt Securities (3)				$
Units (3)				$
Total			$200,000,000	$25,960

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, the ordinary shares and preferred shares being registered hereunder include such indeterminate amount of shares as may be issuable as a result of share splits, share dividends or similar transactions.

(2)

Calculated pursuant to Rule 457(o) under the Securities Act of 1933 and General Instruction II.C of Form F-3, which permit the registration fee to be calculated on the basis of the maximum offering price of all of the securities to be offered, in the case of the primary offering.

(3)

There are being registered hereunder such indeterminate number of ordinary shares, preferred shares, warrants, rights, debt securities, purchase contracts and units comprised of, or other combinations of, the foregoing securities as may be issued and sold by the registrant from time to time at indeterminate prices, with an initial aggregate public offering price of all of such securities not to exceed $200,000,000. The number of securities and the proposed maximum offering price per security in the primary offering by the registrant will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY OR SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.

SUBJECT TO COMPLETION, DATED SEPTEMBER 2, 2020

PROSPECTUS

$200,000,000

Ordinary Shares

Preferred Shares

Warrants

Rights

Purchase Contracts

Debt Securities

Units

This prospectus relates to the sale from time to time in one or more offerings of up to $200,000,000 aggregate amount of ordinary shares of Maxeon Solar Technologies, Ltd. (the “Company”), no par value (“Ordinary Shares”), preferred shares of the Company, no par value (“Preferred Shares”), warrants to purchase ordinary shares of the Company (as defined below) (“Warrants”), subscription rights evidencing the right to purchase Ordinary Shares, Preferred Shares and Debt Securities (“Rights”), purchase contracts to purchase Ordinary Shares (“Purchase Contracts”) and debt securities of the Company (“Debt Securities”), as well as units that include any of these securities (“Units” and, collectively with the Ordinary Shares, Preferred Shares, Warrants, Rights, Purchase Contracts and Debt Securities, the “securities”).

We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

The Ordinary Shares are traded on the Nasdaq Global Select Market under the symbol “MAXN.”

An investment in these securities involves risks. See the section entitled “Risk Factors” on page 7 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2020.

i

ABOUT THIS PROSPECTUS

In this prospectus, except as otherwise indicated or as the context otherwise requires, “Maxeon Solar,” “we,” “our,” “us” and the “Company” refer to Maxeon Solar Technologies, Ltd., a company organized under the laws of Singapore.

As previously announced, on August 26, 2020 SunPower Corporation (“SunPower”) consummated the contribution of certain assets to the Company and the related spin-off (the “Spin-off”) of the Company, through a pro rata distribution of SunPower’s interest in the Company to SunPower’s stockholders, into a separate publicly traded company, pursuant to the Separation and Distribution Agreement, dated as of November 8, 2019, between the Company and SunPower, and the related Investment Agreement, dated as of November 8, 2019 (as amended, the “Investment Agreement”), between the Company, Tianjin Zhonghuan Semiconductor Co., Ltd. (“TZS”) and, for limited purposes set forth therein, Total Solar INTL SAS, an affiliate of Total S.A. (now Total SE and collectively, “Total”).

This prospectus is part of a registration statement on Form F-3 that the Company filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, the Company may, from time to time sell the securities described in this prospectus in one or more offerings pursuant to this registration statement, or any combination of the securities described in this prospectus. The Company may use the shelf registration statement to sell up to up to an aggregate of $200,000,000 of securities.

The Company will pay the expenses, other than underwriting discounts and commissions, if any, associated with the sale of the securities pursuant to this prospectus. We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. The Company has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Company will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and, if applicable, the supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless indicated otherwise. The Company’s business, financial condition, results of operations and prospects may have changed since those dates.

MARKET INFORMATION

This prospectus and the documents incorporated by reference contain certain industry and market data that were obtained from third-party sources, such as industry surveys and industry publications, including, but not limited to, publications by Wood MacKenzie, Institute of Electrical and Electronics Engineers, PV Infolink and Bloomberg New Energy Finance. This prospectus and the documents incorporated by reference also contain other industry and market data, including market sizing estimates, growth and other projections and information regarding our competitive position, prepared by our management on the basis of such industry sources and our management’s knowledge of and experience in the industry and markets in which we operate (including management’s estimates and assumptions relating to such industry and markets based on that knowledge). Our management has developed its knowledge of such industry and markets through its experience and participation in these markets.

In addition, industry surveys and industry publications generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed and that any projections they contain are based on a number of significant assumptions. Forecasts, projections and other forward-looking information obtained from these sources involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section “Special Note About Forward-Looking Statements” below. You should not place undue reliance on these statements.

UNIT OF POWER

When referring to our solar power systems, our facilities’ manufacturing capacity and total sales in this prospectus and the documents incorporated by reference, the unit of electricity in watts for kilowatts (“KW”), megawatts (“MW”) and gigawatts (“GW”) is direct current (“DC”), unless otherwise noted as alternating current (“AC”).

NOTICE TO PROSPECTIVE INVESTORS IN SINGAPORE

This prospectus has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be issued, circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

WAIVER OF SINGAPORE CODE ON TAKE-OVERS AND MERGERS

On January 30, 2020, the Securities Industry Council of Singapore waived the application of the Singapore Code on Take-overs and Mergers (the “Singapore Take-overs Code”) to us, subject to certain conditions. Pursuant to the waiver, for as long as we are not listed on a securities exchange in Singapore, and except in the case of a tender offer (within the meaning of U.S. securities laws) where the Tier 1 exemption (the “Tier 1 Exemption”) set forth in Rule 14d-1(c) under the Securities Exchange Act of 1934 (the “Exchange Act”) is available and the offeror relies on the Tier 1 Exemption to avoid full compliance with the tender offer regulations promulgated under the Exchange Act, the Singapore Take-overs Code shall not apply to us. In connection with receipt of the waiver, the Board of Directors of SunPower submitted to the Securities Industry Council of Singapore a written confirmation to the effect that it is in the interests of SunPower shareholders who will become holders of Maxeon Solar shares as a result of the Spin-off that a waiver of the provisions of the Singapore Take-overs Code is obtained.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are statements that do not represent historical facts and the assumptions underlying such statements. We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “potential,” “expect,” “intend,” “may,” “will,” “would,” “should,” “plan,” “predict,” “project,” “outlook” and similar expressions to identify forward-looking statements. Forward-looking statements in this prospectus include, but are not limited to: (a) our expectations regarding pricing trends, demand and growth projections; (b) anticipated product launch timing and our expectations regarding ramp, customer acceptance, upsell and expansion opportunities; (c) our expectations and plans for short- and long-term strategy, including our anticipated areas of focus and investment, market expansion, product and technology focus, and projected growth and profitability; (d) our upstream technology outlook, including anticipated fab utilization and expected ramp and production timelines for our Maxeon 5 and 6, next-generation Maxeon 7 and Performance Line solar panels, expected cost reduction, and future performance; (e) our strategic goals and plans, including partnership discussions with respect to our next generation technology, and our ability to achieve them; (f) our financial plans; (g) our expectation that the Spin-off takes place as contemplated or at all; and (h) our expectations regarding the potential outcome, or financial or other impact on us or any of our businesses of the Spin-off, or regarding potential future sales or earnings of us or any of our businesses or potential shareholder returns. You should not place undue reliance on these statements.

Such forward-looking statements are based on the current beliefs and expectations of management regarding future events, and are subject to significant known and unknown risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. There can be no guarantee that: (i) any new products will be approved for sale in any market, or that any approvals which are obtained will be obtained at any particular time, or that any such products will achieve any particular revenue levels; (ii) we will be able to realize any of the potential strategic benefits or opportunities as a result of the Spin-off; (iii) shareholders will achieve any particular level of shareholder returns; (iv) we, or any of our businesses, will be commercially successful in the future, or achieve any particular credit rating or financial results; or (v) the Spin-off will be successful.

In particular, our expectations could be affected by, among other things:

•

uncertainties regarding the impact of global economic conditions, particularly slowdowns, recessions, economic instability, political unrest, armed conflicts, natural disasters or outbreaks of disease, such as the existing COVID-19 pandemic, and the resulting impact on manufacturing and sales;

•	competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing;

•	our liquidity and substantial indebtedness;

•	political and economic conditions and changes in public policy, including the imposition and applicability of tariffs;

•

regulatory changes, including changes in tax laws and other local, state, and federal laws and regulations applicable to our business, and the availability of economic incentives promoting use of solar energy;

•	the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships;

•	fluctuations in our operating results;

•	appropriately sizing our manufacturing capacity and containing manufacturing and logistics difficulties that could arise;

•	challenges managing our acquisitions, joint ventures and partnerships, including our ability to successfully manage acquired assets and supplier relationships;

•	potential product recalls;

•	challenges in executing transactions key to our strategic plans;

•	the potential volatility in the price of our shares; and

•	uncertainties regarding future sales or dispositions of our shares.

Some of these Factors are discussed in more detail in our Form 20-F (as defined below), including under “Item 3. Key Information—3.D. Risk Factors,” incorporated by reference into this prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this prospectus as anticipated, believed, estimated or expected. We provide the information in this prospectus as of the date of its cover page. We do not intend, and do not assume any obligation, to update any information or forward-looking statements set out in this prospectus as a result of new information, future events or otherwise.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933 (the “Securities Act”), we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information. The full registration statement may be obtained from the Commission or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the Commission’s website, as provided below.

Commission Filings

We file annual and special reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

Information Incorporated by Reference

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We hereby incorporate by reference our Registration Statement on Form 20-F, filed with the Commission on July 31, 2020 and declared effective by the Commission on August 4, 2020 (the “Form 20-F”), our reports on Form 6-K filed with the Commission on August 6, 2020 and August 27, 2020 and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the Commission and reports on Form 6-K that we furnish to the Commission (if they state that they are incorporated by reference into this prospectus) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and after the date of this prospectus until the offering of the securities made by this prospectus is terminated. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the Commission. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above-mentioned filings or any subsequent filing we incorporate by reference into this prospectus by writing or telephoning us at the following address:

Maxeon Solar Technologies, Ltd.

Attn: General Counsel

8 Marina Boulevard #05-02

Marina Bay Financial Centre

018981, Singapore

+65 6338 1888

Information Provided by the Company

We maintain an internet website at https://www.maxeon.com/. The information contained on or accessible through our website is not incorporated by reference and is not part of this prospectus.

We will furnish holders of our Ordinary Shares and any Preferred Shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to security holders. While we furnish proxy statements to security holders in accordance with the Nasdaq listing rules those proxy statements may not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

MAXEON SOLAR

The Company

On August 26, 2020, SunPower consummated the previously announced contribution of certain assets to Maxeon Solar Technologies, Ltd. (the “Company” or “Maxeon Solar”) and the related spin-off of the Company, through a pro rata distribution of the SunPower’s interest in the Company to SunPower’s stockholders, into a separate publicly traded company, pursuant to the Separation and Distribution Agreement, dated as of November 8, 2019, between SunPower and the Company, and the related Investment Agreement, dated as of November 8, 2019, between SunPower, TZS and, for limited purposes set forth therein, Total.

We are one of the world’s leading global manufacturers and marketers of premium solar power technology. We have developed and maintained this leadership position through decades of technological innovation and investment, in addition to the development of sales and distribution channels across six continents. Headquartered in Singapore, we manufacture our solar cells in Malaysia and the Philippines, assemble solar cells into panels in France, Mexico and China (through our joint venture, Huansheng), and sell our products across more than 100 countries.

Our principal operational office is located at 8 Marina Boulevard #05-02, Marina Bay Financial Centre, 018981 Singapore, and our telephone number is +65 6338 1888. Our website is http://www.maxeon.com. The information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

Nasdaq Listing

The Ordinary Shares are listed on the Nasdaq Global Select Market under the symbol “MAXN.” We currently do not plan to apply to list any other of the securities on any national securities exchange.

The Securities the Company May Offer

The Company may sell, in one or more offerings pursuant to this prospectus and the applicable prospectus supplement, up to $200,000,000 aggregate amount of Ordinary Shares, Preferred Shares, Warrants, Rights, Purchase Contracts, Debt Securities and Units listed on the cover page of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included in this prospectus, the risk factors presented in “Item 3. Key Information—3.D. Risk Factors” of the Form 20-F, which is incorporated herein by reference, and all of the other information included in any prospectus supplement and other documents that have been incorporated by reference in this prospectus and any prospectus supplement, as well in our other filings with the Commission. Please see the sections of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements” and “Where You Can Find Additional Information—Information Incorporated by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from our sale of securities under this prospectus will be used for general corporate purposes. When securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently filed with the Commission and specifically incorporated herein by reference.

DESCRIPTION OF ORDINARY SHARES

Upon consummation of the Spin-off and following the TZS investment contemplated by the Investment Agreement, we had 30,180,934 Ordinary Shares, no par value, issued and outstanding. Such amount does not give effect to (i) any shares to be issued pursuant to our $200.0 million aggregate principal amount of our 6.50% green convertible senior notes due 2025 (the “Notes”), (ii) the physical delivery forward transaction and dilution protection agreements entered into or to be entered into in connection with the offering of Notes or (iii) any shares to be issued from time to time in accordance with our equity incentive plans.

For the purposes of this section, references to “shareholders” means those shareholders whose names and number of shares are entered in our register of members. Only persons who are registered in our register of members are recognized under Singapore law as shareholders of our company. As a result, only registered shareholders have legal standing to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders.

We will have only one class of issued and outstanding Ordinary Shares, which will have identical rights in all respects and rank equally with one another. Our Ordinary Shares have no par value and there is no concept of authorized share capital under Singapore law. There is a provision in our Constitution to enable us in specified circumstances to issue shares with preferential, deferred or other special rights or restrictions as the Board of Directors of Maxeon Solar may determine, subject to the prior approval of our shareholders at a general meeting, the provisions of the Companies Act, Chapter 50 of Singapore (the “Singapore Companies Act”) and our Constitution.

All Ordinary Shares presently issued are fully paid and existing shareholders are not subject to any calls on shares. Although Singapore law does not recognize the concept of “non-assessability” with respect to newly issued shares, we note that any purchaser of our shares who has fully paid up all amounts due with respect to such shares will not be subject under Singapore law to any personal liability to contribute to the assets or liabilities of our company in such purchaser’s capacity solely as a holder of such shares, except in very limited and exceptional circumstances where Singapore courts may consider it fit to “lift the corporate veil.” We believe that this interpretation is substantively consistent with the concept of “non-assessability” under most, if not all, U.S. state corporation laws. All of our shares are in registered form. We cannot, except in the circumstances permitted by the Singapore Companies Act, grant any financial assistance for the acquisition or proposed acquisition of our shares.

DESCRIPTION OF PREFERRED SHARES

Under the Singapore Companies Act, different classes of shares in a public company may be issued only if (a) the issue of the class or classes of shares is provided for in the constitution of the public company and (b) the constitution of the public company sets out in respect of each class of shares the rights attached to that class of shares. Our Constitution provides that we may issue shares of a different class with preferential, deferred, qualified or other special rights, privileges, conditions or restrictions as the Board of Directors of Maxeon Solar may determine from time to time provided that it is approved by special resolution at a general meeting of our shareholders.

We may, subject to the Singapore Companies Act and the prior approval in a general meeting of our shareholders and with terms set out in our Constitution, issue preferred shares which are, or at our option, subject to redemption provided that such preferred shares may not be redeemed out of capital unless:

•	all the directors have made a solvency statement in relation to such redemption; and

•	we have lodged a copy of the solvency statement with the Accounting and Corporate Regulatory Authority of Singapore.

Further, the shares must be fully paid-up before they are redeemed.

DESCRIPTION OF WARRANTS

We are registering Warrants to purchase Debt Securities, Ordinary Shares and Preferred Shares, or any combination thereof. We may issue Warrants independently or together with any other securities offered by a prospectus supplement. Warrants may be attached to or separate from such securities and may or may not be transferable. Each series of Warrants will be issued under a separate Warrant agreement we will enter into with a warrant agent specified in the applicable prospectus supplement. The Warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. In connection with any Warrants, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriters will agree to purchase any securities underlying such Warrants that remain unpurchased upon the expiration of such Warrants.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the prospectus supplement will describe the specific terms of the Warrants offered thereby, including the following:

•	the title of the Warrants;

•	the aggregate number of the Warrants;

•	the price or prices, if any, at which the Warrants will be issued;

•	the extent to which the Warrants are not transferable;

•	the designation, number or principal amount and terms of the Debt Securities, Ordinary Shares and/or Preferred Shares purchasable upon exercise of the Warrants;

•	the designation and terms of the other securities, if any, with which the Warrants are issued and the number of Warrants issued with each security;

•	the date, if any, on and after which the Warrants and the related underlying securities will be separately transferable;

•	whether the Warrants will be issued in registered form or bearer form;

•	the price at which each underlying security purchasable upon exercise of the Warrants may be purchased;

•	the date on which the right to exercise the Warrants will commence and the date on which that right will expire;

•	the identity of the Warrant agent;

•	the maximum or minimum number of the Warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	in connection with Warrants denominated as Rights, the extent of any over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting arrangement entered into by us in connection with any Warrants; and

•	any other terms of the Warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of the Warrants.

DESCRIPTION OF RIGHTS

We may issue to our shareholders Rights to purchase our Ordinary Shares, Preferred Shares or Debt Securities. The following description sets forth certain general terms and provisions of the Rights that we may offer pursuant to this prospectus. The particular terms of the Rights and the extent, if any, to which the general terms and provisions may apply to the Rights so offered will be described in the applicable prospectus supplement.

Rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the Rights in the Rights offering. In connection with any Rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the Rights offering, or offer these securities to other parties who are not our shareholders. A copy of the form of Rights certificate will be filed with the Commission each time we issue Rights, and you should read that document for provisions that may be important to you.

The applicable prospectus supplement relating to any Rights will describe the terms of the offered Rights, including, where applicable, the following:

•	the exercise price for the Rights;

•	the number of Rights issued to each shareholder;

•	the extent to which the Rights are transferable;

•	any other terms of the Rights, including terms, procedures and limitations relating to the exchange and exercise of the Rights;

•	the date on which the right to exercise the Rights will commence and the date on which the Right will expire;

•	the extent to which the Rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the Rights offering.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue Purchase Contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of Ordinary Shares or other securities at a future date or dates. The price per security of the securities and the number of securities may be fixed at the time the Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Purchase Contracts. The Purchase Contracts also may require us to make periodic payments to the holders of the Purchase Contracts, or vice versa, and those payments may be unsecured or refunded on some basis. The Purchase Contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the Purchase Contracts.

Subject to any restrictions under the Singapore Companies Act, the Purchase Contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our Ordinary Shares, Preferred Shares, Warrants, Rights, Debt Securities or other property, or any combination of the above.

The prospectus supplement relating to any particular issuance of Purchase Contracts will describe the terms of the Purchase Contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Purchase Contracts, which will be filed with the Commission each time we issue purchase contracts. U.S. federal income tax considerations applicable to the Purchase Contracts will also be discussed in the prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes the general terms and provisions of our Debt Securities. When we offer to sell a particular series of Debt Securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of Debt Securities.

The Debt Securities will be issued under an indenture between us and a trustee to be named in a prospectus supplement. We have incorporated by reference the form of the indenture (referred to herein as the “indenture”), which is an exhibit to the registration statement of which this prospectus is a part. If we issue Debt Securities that are subordinated to other Debt Securities, they will be issued under an indenture identical to the indenture incorporated by reference as an exhibit, except that it will be executed by us and a trustee to be named at a later date. We have summarized select portions of the indenture below. The summary is not complete, and is qualified in its entirety by reference to the indenture, a form of which is attached to the registration statement of which this prospectus is a part. You should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meaning specified in the indenture.

General

Unless otherwise specified in a supplement to this prospectus, the Debt Securities will be our senior, direct, unsecured obligations and, as such, will rank pari passu in right of payment with all of our existing and future senior unsecured indebtedness and senior in right of payment to all of our subordinated indebtedness. The Debt Securities will be effectively subordinated to (i) all existing and future indebtedness or other liabilities of our subsidiaries and (ii) all of our existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness.

The indenture does not limit the aggregate principal amount of Debt Securities that may be issued under it and provides that Debt Securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the Debt Securities of any series.

Unless otherwise specified in the applicable prospectus supplement, the indenture does not afford the holders of the Debt Securities the right to require us to repurchase or redeem the Debt Securities in the event of a highly-leveraged transaction.

We are not obligated to issue all Debt Securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding Debt Securities of that series, for the issuance of additional Debt Securities of that series. Additional Debt Securities of a particular series will have the same terms and conditions as outstanding Debt Securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding Debt Securities; provided, however, that if such additional Debt Securities are not fungible with the outstanding Debt Securities of such series for U.S. federal income tax purposes, the additional Debt Securities will have a separate CUSIP number.

The prospectus supplement will set forth, among other things:

•	the title of Debt Securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the Debt Securities;

•	whether the Debt Securities will be senior Debt Securities or subordinated Debt Securities, and if they are subordinated Debt Securities, the terms of the subordination;

•	any limit on the aggregate principal amount of the Debt Securities and the right, if any, to extend such date or dates;

•	the date or dates on which we will pay the principal on the Debt Securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the Debt Securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the right, if any, to extend the interest periods and the duration of that extension;

•	the place or places where principal of, and premium and interest on, the Debt Securities will be payable;

•	the terms and conditions upon which we may redeem the Debt Securities;

•	any obligation we have to redeem or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder of Debt Securities;

•

the dates on which and the price or prices at which we will repurchase Debt Securities at the option of the holders of Debt Securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the Debt Securities will be issued, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	whether the Debt Securities will be issued in the form of certificated Debt Securities or global Debt Securities;

•	the portion of principal amount of the Debt Securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the designation of the currency or currencies in which payment of principal of, and premium and interest on, the Debt Securities will be made if other than U.S. dollars;

•	any provisions relating to any security provided for the Debt Securities;

•

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the Debt Securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the Debt Securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the Debt Securities;

•	any other terms of the Debt Securities, which may modify or delete any provision of the indenture as it applies to that series;

•	if and as applicable, the terms and conditions of any right to exchange for or convert Debt Securities of the series into shares of our ordinary shares or other securities or another person; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the Debt Securities.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered Debt Securities.

We may issue Debt Securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these Debt Securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the Debt Securities in a foreign currency or currencies, or if the principal of and any premium and interest on any series of Debt Securities is payable in a foreign currency or currencies, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such foreign currency or currencies in the applicable prospectus supplement.

Exchange and Transfer

Debt Securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of Debt Securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange, any Debt Security of that series during a period beginning at the opening of 15 business days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

•	register the transfer of or, exchange any, Debt Security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the Debt Securities of each series.

Global Securities

The Debt Securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the depositary or its nominee; and

•	bear any required legends.

No global security may be exchanged in whole or in part for Debt Securities registered in the name of any person other than the depositary or any nominee unless:

•

the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

•	we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or

•	an event of default with respect to the Debt Securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the Debt Securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the Debt Securities registered in their names;

•	will not be entitled to physical delivery of certificated Debt Securities; and

•	will not be considered to be holders of those Debt Securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this subsection will apply to the Debt Securities unless otherwise indicated in the prospectus supplement. Payment of interest on a Debt Security on any interest payment date will be made to the person in whose name the Debt Security is registered at the close of business on the regular record date. Payment on Debt Securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the Debt Securities of a particular series.

All moneys paid by us to a paying agent for payment on any Debt Security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Paying Agent

Except as otherwise set forth in the applicable prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

•	the successor assumes our obligations on the Debt Securities and under the indenture pursuant to a supplemental indenture or other agreements in form reasonably satisfactory to the trustee;

•

immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Event of Default

Event of default means, with respect to any series of Debt Securities, any of the following:

•	default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and continuance of that default for a period of 90 days;

•	default in the payment of principal of, or premium on, any Debt Security of that series when due and payable;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of Debt Securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of our Company; and

•	any other event of default provided with respect to Debt Securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of Debt Securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of Debt Securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the Debt Securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all Debt Securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding Debt Securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding Debt Securities. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to Debt Securities of that series, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding Debt Securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Debt Securities of that series.

No holder of any Debt Security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to Debt Securities of that series; and

•

the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request, and offered indemnity satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that Debt Security on or after the due dates expressed in that Debt Security and to institute suit for the enforcement of such payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of Debt Securities of any series of any default or event of default (except in payment on any Debt Securities of that series) with respect to Debt Securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those Debt Securities.

Modification and Waiver

We may amend or modify the indenture without the consent of any holder of Debt Securities of the series affected by the modifications or amendments in order to:

•	cure any ambiguity, defect or inconsistency, provided that the interests of the holders are not adversely affected;

•	conform the text of the indenture or the Debt Securities to any corresponding provision of this “Description of Debt Securities,” as evidenced by an officer’s certificate;

•	provide for the issuance of additional Debt Securities;

•

provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption provided that the provision under “Merger, Consolidation, or Sale of Assets” of the indenture is complied with;

•	add covenants or make any change that would provide any additional rights or benefits to the holders of the Debt Securities;

•	add guarantees with respect to the Debt Securities;

•	provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities;

•	secure the Debt Securities;

•	add or appoint a successor or separate trustee;

•	make any change that does not adversely affect the interests of any holder of Debt Securities; or

•	obtain or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Other amendments and modifications of the indenture or the Debt Securities issued may be made with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding Debt Securities of the affected series, and our compliance with any provision of the indenture with respect to the Debt Securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding Debt Securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding Debt Security of the affected series:

•	reduce the principal amount, any premium or change the fixed maturity of any Debt Security or alter or waive any of the provisions with respect to the redemption or repurchase of the Debt Securities;

•	change the place of payment or currency in which principal, any premium or interest is paid;

•	impair the right to institute suit for the enforcement of any payment on the Debt Securities;

•	waive a payment default with respect to the Debt Securities;

•	reduce the interest rate or extend the time for payment of interest on the Debt Securities;

•	make any change to the amendment and modification provisions in the indenture; or

•

reduce the percentage in principal amount outstanding of Debt Securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify, supplement or amend the indenture or to waive any past default.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding Debt Securities of an affected series may, on behalf of the holders of all Debt Securities of such series, waive our compliance with provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series may, on behalf of the holders of all the Debt Securities of such series, waive any past default under the indenture with respect to such Debt Securities and its consequences, except a default in the payment of the principal of, or premium or any interest on, any Debt Security or in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding Debt Securities of the affected series; provided, however, that the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series may rescind and annul an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, in certain circumstances, we may be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the Debt Securities of that series.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, upon compliance with certain conditions, we may omit to comply with certain covenants set forth in the indenture, and any omission to comply with those covenants will not constitute a default or an event of default with respect to the Debt Securities of the applicable series, or covenant defeasance.

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the Debt Securities of the applicable series; and

•

delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Conversion and Exchange Rights

If specified in the applicable prospectus supplement, the Debt Securities of a series may be convertible into or exchangeable for ordinary shares or other securities of us or another entity. We will describe in the applicable prospectus supplement, among other things, the conversion or exchange rate or price and any adjustments thereto, the conversion or exchange period or periods, provisions as to whether conversion or exchange will be mandatory, at our option or at the option of the holders of that series of Debt Securities, and provisions affecting conversion or exchange in the event of the redemption of that series of Debt Securities.

Governing Law

The indenture and the Debt Securities, and any claim, controversy or dispute arising under or related to the indenture or the Debt Securities, will be governed by and construed in accordance with the laws of the state of New York.

DESCRIPTION OF UNITS

We may issue Units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the Units that we may offer pursuant to this prospectus. The particular terms of the Units and the extent, if any, to which the general terms and provisions may apply to the Units so offered will be described in the applicable prospectus supplement.

Each Unit will be issued so that the holder of the Unit also is the holder of each security included in the Unit. Thus, the Unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the Unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of Units will be filed with the Commission each time we issue Units, and you should read those documents for provisions that may be important to you.

The prospectus supplement relating to any particular issuance of Units will describe the terms of those Units, including, to the extent applicable, the following:

•	the designation and terms of the Units and the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units; and

•	whether the Units will be issued in fully registered or global form.

TAX

The material tax consequences of any offering of securities will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may, from time to time, sell, transfer or otherwise dispose of any or all of the securities, including on any stock exchange, quotation service, market or other trading facility on which the securities are listed or traded, in the over-the-counter market, through underwriters, through agents, to dealers, or in private transactions, at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices (which may be above or below market prices prevailing at the time of sale), at negotiated prices or otherwise.

We may use any one or more of the following methods when disposing of the securities or interests therein:

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Company to sell a specified number of securities at a stipulated price per share;

•	a distribution by way of a dividend or otherwise to existing securityholders of the Company;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

In connection with the sale of the securities or interests therein, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-

allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to broker-dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The aggregate proceeds to the Company from the sale of the securities, as applicable, will be the purchase price of the securities less discounts or commissions, if any. We reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the securities to be made directly or through agents.

Any underwriters, broker-dealers or agents that participate in the sale of the securities or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit that it earns on any resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Anyone who is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act may be subject to certain statutory liabilities as underwriters under the Securities Act.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the securities in the market and to our activities and the activities and the activities of our affiliates. We may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

There can be no assurance that we will sell any or all of the securities covered by this prospectus.

LEGAL MATTERS

Certain legal matters with respect to Singapore law and with respect to the validity of the offered securities under Singapore law will be passed upon for us by Jones Day, Singapore. Certain legal matters with respect to New York law, the validity of the Debt Securities under New York law, and U.S. federal securities law will be passed upon for us by Jones Day, New York, New York.

EXPERTS

The combined financial statements of Maxeon Solar Technologies, Pte. Ltd. (now known as Maxeon Solar Technologies, Ltd.) appearing in Maxeon Solar Technologies, Ltd.’s Registration Statement (Form 20-F) for the year ended December 29, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given on the authority of such firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

We are incorporated under the laws of Singapore and certain of our officers and directors are or will be residents outside of the United States. Moreover, most of our assets are located outside of the United States. Although we are incorporated outside of the United States, we have agreed to accept service of process in the United States through our agent designated for that specific purpose.

There is no treaty between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters, such that a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore. Additionally, there is doubt whether a Singapore court may impose civil liability on us or our directors and officers who reside in Singapore in a suit brought in the Singapore courts against us or such persons with respect to a violation solely of the federal securities laws of the United States, unless the facts surrounding such a violation would constitute or give rise to a cause of action under Singapore law. Accordingly, it may be difficult for investors to enforce against us, our directors or our officers in Singapore, judgments obtained in the United States which are predicated upon the civil liability provisions of the federal securities laws of the United States.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

Commission registration fee	$25,960
FINRA filing fee	$30,500
Legal fees and expenses	$(1)
Accounting fees and expenses	$(1)
Printing expenses	$(1)
Miscellaneous	$(1)
Total	$(1)

(1)

The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

Our Constitution provides that, subject to the provisions of the Companies Act, Chapter 50 of Singapore (the “Singapore Companies Act”) and any other applicable law, every director, chief executive officer, auditor, secretary or other officer of our company shall be entitled to be indemnified by our company against all costs, charges, losses, expenses and liabilities incurred or to be incurred by him or her in the execution and discharge of his or her duties (and where he serves at our request as a director, officer, employee or agent of any of our subsidiaries or affiliates) or in relation thereto and in particular and without prejudice to the generality of the foregoing, no director, secretary or other officer of our company shall be liable for the acts, receipts, neglects or defaults of any other director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to our company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of our company or for the insufficiency or deficiency of any security in or upon which any of the moneys of our company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatsoever which shall happen to or be incurred by our company in the execution of the duties of his or her office or in relation thereto unless the same shall happen through his or her own negligence, willful default, breach of duty or breach of trust.

In cases where a director is sued by the company, the Singapore Companies Act gives the court the power to relieve directors either wholly or partially from their liability for their negligence, default, breach of duty or breach of trust. In order for relief to be obtained, it must be shown that (i) the director acted reasonably and honestly; and (ii) it is fair, having regard to all the circumstances of the case including those connected with such director’s appointment, to excuse the director. However, Singapore case law has indicated that such relief will not be granted to a director who has benefited as a result of his or her breach of trust.

Under Section 172 of the Singapore Companies Act, any provision exempting or indemnifying the officers of a company (including directors) against liability, which by law would otherwise attach to them in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. However, the Singapore Companies Act allows a company to (a) purchase and maintain for any officer insurance against any liability which by law would otherwise attach to such officer in connection with any negligence, default, breach of duty or breach of trust in relation to the company; and (b) indemnify such officer against any liability incurred by him or her to a person other than the company except when the indemnity is against any liability (i) of the officer to pay a fine in criminal proceedings, (ii) of the officer to pay a penalty in respect of non-compliance with any regulatory requirements, (iii) incurred by the officer in defending criminal proceedings in which he or she is convicted, (iv) incurred by the officer in defending civil proceedings brought by the company or a related company in which judgment is given against him or her, or (v) incurred by the officer in connection with an application for relief under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

The limitation of liability and indemnification provisions in our Constitution may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 10.	Undertakings.

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 (the “Exchange Act”), that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Altos, State of California, on September 2, 2020.

MAXEON SOLAR TECHNOLOGIES, LTD.

By:	/s/ Joanne Solomon
Joanne Solomon
Chief Financial Officer

Each person whose signature appears below authorizes Jeffrey W. Waters and Joanne Solomon, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this registrant’s Registration Statement on Form F-3 relating to the offering and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on September 2, 2020.

Signature	Title

/s/ Jeffrey W. Waters	Chief Executive Officer and Director
Jeffrey W. Waters	(Principal Executive Officer)

/s/ Joanne Solomon	Chief Financial Officer
Joanne Solomon	(Principal Financial Officer and Principal Accounting Officer)

/s/ Kevin Kennedy	Director
Kevin Kennedy

/s/ Donald Colvin	Director
Donald Colvin

/s/ Chee Keong Yap	Director
Chee Keong Yap

/s/ Remi Bourgeois	Director
Remi Bourgeois

/s/ Erick Chabanne	Director
Erick Chabanne

/s/ Lee Young	Director
Lee Young

/s/ SHEN Haoping	Director
SHEN Haoping

/s/ ZHANG Changxu	Director
ZHANG Changxu

/s/ WANG Yan	Director
WANG Yan

Exhibit Index

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1	Constitution of Maxeon Solar Technologies, Ltd. (incorporated by reference to Exhibit 99.1 to the report on Form 6-K filed by Maxeon Solar Technologies, Ltd. on August 27, 2020)

4.1*	Form of Warrant Agreement

4.2*	Form of Warrant Certificate

4.3*	Form of Rights Agreement

4.4	Form of Indenture

4.5*	Form of Purchase Contract Agreement

4.6*	Form of Unit Agreement

5.1	Opinion of Jones Day, Singapore legal counsel to the Registrant

5.2	Opinion of Jones Day, U.S. legal counsel to the Registrant

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Jones Day (included in Exhibits 5.1 and 5.2)

25.1**	Statement of Eligibility of Trustee under the Indenture on Form T-1

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed on Form 6-K under the Exchange Act and incorporated herein by reference.
**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 under the electronic form type 305B2.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, Jeffrey W. Waters, the duly authorized representative of the Registrant in the United States, has signed this registration statement, solely in the capacity of the duly authorized representative, on September 2, 2020.

By:	/s/ Jeffrey W. Waters
Name: Jeffrey W. Waters
Title: Chief Executive Officer and Director